Exhibit 99.3

Summary of Compensation Arrangement by and between PalmSource, Inc. and Jeanne Seeley.

Retroactive to July 20, 2005, PalmSource, Inc. Chief Financial Officer’s, Jeanne Seeley, annual base salary has been increased to $350,000 and her target bonus has been increased to $175,000.